QuickLinks -- Click here to rapidly navigate through this document

STATE of WASHINGTON

[SEAL]

SECRETARY of STATE

        I, RALPH MUNRO, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

CUTTER & BUCK INC.

a Washington Profit corporation. Articles of Amendment were filed for record in this office on the date indicated below.

UBI Number: 601 222 729	Date: September 30, 1997
[SEAL]	Given under my hand and the Seal of the State of Washington at Olympia, the State Capital /s/ RALPH MUNRO Ralph Munro, Secretary of State

FILED STATE OF WASHINGTON
SEP 30 1997
RALPH MUNRO SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE
RESTATED ARTICLES OF INCORPORATION
OF CUTTER & BUCK INC.

        Pursuant to the provisions of the Washington Business Corporation Act and RCW 23B.10.030 and RCW 23B.10.060, the undersigned corporation hereby submits the following Articles of Amendment to the Restated Articles of Incorporation for filing.

        1.     The name of the corporation is Cutter & Buck Inc.

        2.     The text of Article 9 of the Restated Articles of Incorporation shall be deleted in its entirety and new Article 9 shall be inserted in its place and shall read in its entirety as follows:

ARTICLE 9. DIRECTORS

          (a)(1). The business and affairs of the Corporation shall be managed under the direction of a Board of Directors, the number of which shall be set forth in the Bylaws of the Corporation. The Directors shall be classified with respect to the time for which they shall severally hold office by dividing them into three classes, Class I, Class II and Class III, each consisting as nearly as possible of one-third of the whole number of the Board of Directors. All Directors shall hold office until their successors are elected and qualified, or until their earlier death, resignation, disqualification or removal. At the first election of Directors following adoption of this provision by the shareholders of the Corporation, Class I Directors shall be elected for a term of one year; Class II Directors shall be elected for a term of two years; and Class III Directors shall be elected for a term of three years; and at each annual shareholders' meeting thereafter, successors to the Directors whose terms shall expire that year shall be elected to hold office for a term of three years, so that the term of office of one class of Directors shall expire in each year. Any vacancy on the Board of Directors that results from an increase in the number of Directors may be filled by the affirmative vote of a majority of the Directors then in office, and any other vacancy on the Board of Directors may be filled by the affirmative vote of a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected to fill a vacancy not resulting from an increase in the number of Directors shall serve for a term equivalent to the remaining unserved portion of the term of such newly elected Director's predecessor.

  Notwithstanding the foregoing, whenever the holders of any one or more classes or series of preferred stock issued by the Corporation shall have the right, voting separately by class or series, to elect Directors at an annual or special meeting of shareholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of the Articles of Incorporation applicable thereto, and such Directors shall not be divided into classes pursuant to this Article 9(a)(1) unless expressly provided by such terms.

          (2)   No amendment to the Articles of Incorporation of the Corporation shall amend, alter or repeal any of the provisions of this Article 9(a) unless the amendment effecting such amendment, alteration or repeal shall receive the affirmative vote of or consent of the holders of seventy-five percent (75%) of all shares of stock of the Corporation entitled to vote at a meeting of shareholders held for the purpose of voting on such amendment, considered for the purposes of this Article 9 as one class; provided that this paragraph 9(a)(2) shall not apply to, and such seventy-five percent (75%) vote shall not be required for, any such amendment recommended to the shareholders pursuant to a resolution of the Board of Directors approved by two-thirds of the Continuing Directors. For purposes of this paragraph 9(a)(2), a "Continuing Director" shall mean any Director of the Corporation who is or becomes a Director on the date that this Article 9 is first adopted by the Corporation's shareholders or any Director elected by a majority of the Continuing Directors then in office to succeed any Director or fill any vacancy on the Board of Directors whether resulting from an increase in the number of Directors or otherwise.

        3.     The amendment to the Restated Articles of Incorporation does not provide for an exchange, reclassification or cancellation of issued shares.

        4.     The date of the adoption of the amendment by the shareholders was September 26, 1997.

        5.     The above amendment was adopted and duly approved by the Board of Directors and the shareholders in accordance with the provisions of RCW 23B.10.030 and 23B.10.040.

        6.     The amendment will be effective upon filing with the Washington Secretary of State.

DATED: September 26, 1997	CUTTER & BUCK INC.
	By	/s/ HARVEY N. JONES Harvey N. Jones, Chairman and Chief Executive Officer

2

[SEAL]

STATE of WASHINGTON	SECRETARY of STATE

I, Ralph Munro, Secretary of State of the State of Washington and custodian of its seal, hereby issue this

CERTIFICATE OF AMENDMENT

to

CUTTER & BUCK INC.

a Washington                    Profit                     corporation. Articles of Amendment were filed for record in this office on the date indicated below.

Restating Articles

U.B.I. Number: 601 222 729	Date: August 18, 1995
Given under my hand and the seal of the State of Washington, at Olympia, the State Capital /s/ RALPH MUNRO Ralph Munro, Secretary of State

FILED STATE OF WASHINGTON
AUG 18 1995
RALPH MUNRO SECRETARY OF STATE

RESTATED ARTICLES OF INCORPORATION
OF
CUTTER & BUCK INC.

        These Restated Articles of Incorporation are filed pursuant to RCW 23B.10.070.

ARTICLE I. NAME

        The name of the corporation is Cutter & Buck Inc. ("Corporation").

ARTICLE 2. DURATION

        The period of this Corporation's duration shall be perpetual.

ARTICLE 3. PURPOSES AND POWERS

        The purpose of this Corporation is to engage in any business, trade or activity which may lawfully be conducted by a corporation organized under the Washington Business Corporation Act, including but not limited to every phase and aspect of the design, manufacture and marketing of apparel.

        This Corporation shall have the authority to engage in any and all such activities as are incidental or conducive to the attainment of the purposes of this Corporation and to exercise any and all powers authorized or permitted under any law that may be now or hereafter applicable or available to this Corporation.

ARTICLE 4. SHARES

        4.1    Authorized Capital.

          4.1.1    Total Authorized Capital.    The total authorized capital of the Corporation shall consist of 31,000,000 shares consisting of 25,000,000 shares of common stock having no par value ("Common Stock") and 6,000,000 shares of preferred stock having no par value ("Preferred Stock").

          4.1.2    Authorization to Designate Series of Preferred Stock.    The board of directors of the Corporation (the "Board") is hereby authorized to designate the preferences and limitations and relative rights of series of Preferred Stock, and to set the number of shares constituting any such series and the designation thereof, before the issuance of any shares of such series. The Board is further authorized to reduce the number of authorized shares of any series of Preferred Stock, but not below the number of shares of that series then outstanding.

        4.2    Common Stock.    The relative rights, preferences, privileges and restrictions granted to or imposed upon the Common Stock and the holders thereof are as follows:

          4.2.1    Dividend Rights.    The holders of record of outstanding shares of Common Stock (the "Common Holders") shall be entitled to receive, when, as and if declared by the Board, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board, subject, however, to any designated preferences, limitations and relative rights of the holders of record of Preferred Stock (the "Preferred Holders").

          4.2.2    Liquidation Rights.    In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, each issued and outstanding share of Common Stock shall entitle the Common Holder thereof to receive ratably and equally all the assets and funds of the Corporation available for distribution to its shareholders, whether from capital or surplus, subject, however, to any designated preferences, limitations and relative rights of the Preferred Holders.

          4.2.3    Voting Rights.    The Common Holders and the Preferred Holders shall at all times vote as one class, with each Preferred Holder entitled to vote such number of shares as equals the number of shares of Common Stock into which the shares of Preferred Stock may then be converted, subject, however, to any designated preferences, restrictions or relative rights of the Preferred Holders. Common Holders shall be entitled to one vote for each share of Common Stock held.

ARTICLE 5. PREEMPTIVE RIGHTS

        No preemptive rights shall exist with respect to shares of Common Stock of this Corporation.

ARTICLE 6. CUMULATIVE VOTING

        No cumulative voting for directors shall be permitted.

ARTICLE 7. CONTRACTS IN WHICH DIRECTORS, OFFICERS AND SHAREHOLDERS HAVE AN INTEREST

        This Corporation may enter into contracts and otherwise transact business as vendor, purchaser, or otherwise, with its directors, officers, and shareholders and with corporations, associations, firms, and entities in which they are or may become interested as directors, officers, shareholders, members, or otherwise, as freely as though such interest did not exist. In the absence of fraud, the fact that any director, officer, shareholder, or any Corporation, association, firm or other entity of which any director, officer, or shareholder is in any way interested in any transaction or contract shall not make the transaction or contract void or voidable, or require the director, officer, or shareholder to account to this Corporation for any profits therefrom if the transaction or contract is or shall be authorized, ratified, or approved by (i) the vote of a majority of a quorum of the Board excluding any interested director or directors, (ii) the written consent of the holders of a majority of the shares entitled to vote, or (iii) a general resolution approving the acts of the directors and officers adopted at a shareholders meeting by vote of the holders of the majority of the shares entitled to vote. Nothing herein contained shall create any liability in the events described or prevent the authorization, ratification or approval of such transactions or contracts in any other manner.

ARTICLE 8. BYLAWS

        The Board shall have the power to adopt, amend, or repeal the Bylaws of this Corporation, subject to the power of the shareholders to amend or repeal such Bylaws. The shareholders shall also have the power to adopt, amend or repeal the Bylaws of this Corporation.

ARTICLE 9. DIRECTORS

        The number of directors of this Corporation shall be determined in the manner provided by the Bylaws and may be increased or decreased from time to time in the manner provided therein.

ARTICLE 10. LIMITATION OF DIRECTORS' LIABILITY

        A director shall have no liability to the Corporation or its shareholders for monetary damages for conduct as a director, except for acts or omissions that involve intentional misconduct by the director, or a knowing violation of law by the director, or for conduct violating RCW 23B.08.310, or for any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled. If the Washington Business Corporation Act is hereafter amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of this Article shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification for or with respect to an act or omission of such director occurring prior to such repeal or modification.

ARTICLE 11. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        11.1    Right to Indemnification.    Each person who was, or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer, he or she is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another Corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, trustee, officer, employee or agent or in any other capacity while serving as a director, trustee, officer, employee or agent, shall be indemnified and held harmless by the Corporation, to the full extent permitted by applicable law as then in effect, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts to be paid in settlement) actually and reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, trustee, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 11.2 of this Article with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board. The right to indemnification conferred in this Section 11.1 shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Corporation of any undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 11.1 or otherwise.

        11.2    Right of Claimant to Bring Suit.    If a claim under Section 11.1 of this Article is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for expenses incurred in defending a proceeding in advance of its final disposition, in which case the applicable period shall be twenty (20) days, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, to the extent successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. The claimant shall be presumed to be entitled to indemnification under this Article upon submission of a written claim (and, in an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition, where the required undertaking has been tendered to the Corporation), and thereafter the Corporation shall have the burden of proof to overcome the presumption that the claimant is not so entitled. Neither the failure of the Corporation (including its Board, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of or reimbursement or advancement of expenses to the claimant is proper in the circumstances nor an actual determination by the Corporation (including its Board, independent legal counsel or its shareholders) that the claimant is not entitled to indemnification or to the reimbursement or advancement of expenses shall be a defense to the action or create a presumption that the claimant is not so entitled.

        11.3    Nonexclusivity of Rights.    The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

        11.4    Insurance, Contracts and Funding.    The Corporation may maintain insurance, at its expense, to protect itself and any director, trustee, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Washington Business Corporation Act. The Corporation may, without further shareholder action, enter into contracts with any director or officer of the Corporation in furtherance of the provisions of this Article and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article.

        11.5    Indemnification of Employees and Agents of the Corporation.    The Corporation may, by action of its Board from time to time, provide indemnification and pay expenses in advance of the final disposition of a proceeding to employees and agents of the Corporation with the same scope and effect as the provisions of this Article with respect to the indemnification and advancement of expenses of directors and officers of the Corporation or pursuant to rights granted pursuant to, or provided by, the Washington Business Corporation Act or otherwise.

ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS

        The President of the Corporation or the Board may call special meetings of the shareholders for any purpose. A special meeting of the shareholders shall be held if the holders of not less than twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting have delivered to the Secretary of the Corporation one or more signed and dated written demands for such meeting, describing the purpose or purposes for which the meeting is to be held; provided that upon qualification of the Corporation as a "public company" under the Washington Business Corporation Act, the percentage-of votes required to call a special meeting shall be thirty percent (30%).

ARTICLE 13. AMENDMENTS TO ARTICLES OF INCORPORATION

        This Corporation reserves the right to amend or repeal any of the provisions contained in these Articles of Incorporation, and the rights of the shareholders of this Corporation are granted subject to this reservation.

        IN WITNESS WHEREOF, the undersigned submits these Restated Articles of Incorporation this 18th day of August, 1995.

CUTTER & BUCK INC.
By	/s/ MARTY M. MARKS
Its	Senior Vice President

QuickLinks

ARTICLES OF AMENDMENT TO THE RESTATED ARTICLES OF INCORPORATION OF CUTTER & BUCK INC.
ARTICLE 9. DIRECTORS
RESTATED ARTICLES OF INCORPORATION OF CUTTER & BUCK INC.
ARTICLE I. NAME
ARTICLE 2. DURATION
ARTICLE 3. PURPOSES AND POWERS
ARTICLE 4. SHARES
ARTICLE 5. PREEMPTIVE RIGHTS
ARTICLE 6. CUMULATIVE VOTING
ARTICLE 7. CONTRACTS IN WHICH DIRECTORS, OFFICERS AND SHAREHOLDERS HAVE AN INTEREST
ARTICLE 8. BYLAWS
ARTICLE 9. DIRECTORS
ARTICLE 10. LIMITATION OF DIRECTORS' LIABILITY
ARTICLE 11. INDEMNIFICATION OF DIRECTORS AND OFFICERS
ARTICLE 12. SPECIAL MEETINGS OF SHAREHOLDERS
ARTICLE 13. AMENDMENTS TO ARTICLES OF INCORPORATION